Exhibit 16.1

444 Liberty Ave., Ste. 900, Pittsburgh, PA  15222
Tel:  412-281-8771 | Fax:  412-281-7001
info@louisplung.com | www.louisplung.com

July 22, 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Ladies and Gentlemen:

We are the predecessor independent registered public accounting firm for UHF Incorporated (the “Company”).  We have read the Company’s disclosure set forth in Item 4.01 Changes in Registrant’s Certifying Accountants of the Company’s Current Report on Form 8-K/A dated July 22, 2014 (the “Current Report”) and are in agreement with the disclosures in the Current Report, insofar as it pertains to our firm, Louis Plung & Co., LLP.

LOUIS PLUNG & COMPANY, LLP
Pittsburgh, Pennsylvania

American Institute of Certified Public Accountants		Private Companies Practice Section of the AICPA
	Independent Member Firms in Principal Cities	Member of AICPA Employee Benefit Plan Audit Quality Center
Pennsylvania Institute of Certified Public Accountants		PCAOB Registered Firm